UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2013

CVS CAREMARK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-01011	05-0494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 10, 2013, CVS Caremark Corporation and Cardinal Health, Inc. jointly announced the signing of an agreement to form a generic pharmaceutical sourcing entity. The U.S.-based entity is expected to be operational as soon as July 1, 2014, and will have an initial term of 10 years. Under this arrangement, both companies are contributing their sourcing and supply chain expertise to this entity and are committing to source and negotiate generic pharmaceutical supply contracts for both CVS Caremark and Cardinal Health through the entity. The entity will be owned equally by the two parties and the agreement includes a quarterly payment of $25 million over the life of the agreement from Cardinal Health to CVS Caremark. No physical assets (e.g., property, plant or equipment) are being contributed by either company to the entity, and minimal funding is being provided to capitalize the entity. The venture is subject to the completion of final documentation and customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

By:	/s/ David M. Denton
David M. Denton
Executive Vice President and Chief Financial Officer
Dated: December 10, 2013